EXHIBIT 10.24

AMENDMENT NO. 2 TO AGREEMENT
FOR THE PURCHASE OF ALL OF THE
SHARES OF CAPITAL STOCK OF
H&M PRECISION PRODUCTS, INC.

THIS AMENDMENT NO. 2 (the “Amendment”) is entered into this _____day of May 2010, and amends (i) the Agreement For The Purchase Of Shares Of Capital Stock Of H&M Precision Products, Inc., by and among H&M Precision Products, Inc., a New Mexico corporation (“H&M”), the security holders of H&M (the “Sellers”) and GeoBio Energy, Inc., a publicly traded Colorado corporation (“GeoBio”), executed on or around March 26, 2010 (the “Agreement”),and (ii) Amendment No. 1 executed on or around April 16, 2010.

WHEREAS, the Parties now wish to amend the Agreement and Amendment No. 1 to adjust the final Purchase Price and other consideration in order to account for a change in the business of H&M; and

WHEREAS, all capitalized terms set forth herein retain their meaning as set forth in the Agreement, unless otherwise defined herein; and

WHEREAS, except as set forth herein, all other terms to the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby covenanted and agreed to by the Parties as follows:

1.	Section 1.01 of the Agreement is deleted in its entirety, and replaced with the following language:

“1.01           Sale of Shares.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell to GeoBio, pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), one hundred percent (100%) of the total issued and outstanding capital stock, held by the Sellers in such amounts as set forth in Schedule 1.01, securities convertible into capital stock and all capital stock equivalents of H&M as of the date first written above (herein collectively referred from time to time as the “Capital Stock”), and GeoBio agrees to purchase the Capital Stock for the total purchase price equal to the product of (i) H&M’s twelve (12) month trailing cumulative “adjusted” earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the Closing Date (the “12-Month EBITDA”) multiplied by (ii) 2.99 (the “Purchase Price”); provided, however, that in no event shall the Purchase Price exceed Eight Million, Four Hundred Ten Thousand U.S. Dollars ($8,410,000.00) and provided, further, that the payment of the Purchase Price is subject to the covenants stated in Section 5 of Article V of the Agreement and to the terms and conditions of this Amendment, Amendment No. 1 and the Agreement, generally.  Further, assuming compliance with and satisfaction of the above, the Purchase Price shall be payable as follows:

(a)
Cash Consideration. The cash portion of the Purchase Price to be paid by the Purchaser shall be equivalent to seventy-five percent (75%) of the Purchase Price (the “Cash Consideration”), which cash shall be paid to the principals of H&M (collectively referred to as the “Seller”) at Closing (defined in Section 4.01, herein).  The parties acknowledge that GeoBio intends to obtain such Cash Consideration prior to the Closing Date through a third-party financing (the “Financing”);

(b)
  Promissory Note: GeoBio shall also tender a Five (5) year 8% Payment-In-Kind (“PIK”) Subordinated Promissory Note (the “Note”) to the Seller in the amount equivalent to twenty-five percent (25%) of the Purchase Price at Closing.  The Note shall be fully subordinate to equity investors, lenders and debt investors/lenders, in form and in substance satisfactory to such investors and/or lenders.  The PIK feature of the note shall enable GeoBio during the initial two (2) years following the execution  of the Note (the “Note Execution Date”), to substitute additional debt instruments in lieu of cash interest payments, as follows:

(i)
At the close of the first year following the Note Execution Date, all accrued but unpaid interest on the Note may be paid by the delivery to Sellers of an additional, four (4) year 8% payment-in-kind promissory note made in the amount or sum of any unpaid, accrued interest at such time (the “Year-1 Interest Note”).  By way of example, if no quarterly interest payments are made on the Note during the year following the Note Execution Date, the Year-1 Interest Note would be made in the principal amount equal to the product of the principal amount of the Note times eight percent (8%);

(ii)
At the close of the second year following the Note Execution Date (“Year-2”), all accrued but unpaid interest on the Note during Year-2 and/or on unpaid interest on the Year-1 Interest Note may be paid by the delivery to Sellers of (A) a three (3) year 8% payment-in-kind promissory note made in the amount or sum of any accrued but unpaid interest on the Note during Year-2 (the “Year-2 Interest Note”) and (B) an additional, three (3) year 8% promissory note in the amount of all unpaid interest on the Year-1 Interest Note (the “Year-1 Additional Interest Note”).  By way of example, if no quarterly interest payments are made on the Note or on the Year-1 Interest Note during Year-2, the Year-2 Interest Note and Year-1 Additional Interest Note would be made (I) in the principal amount equal to the product of the principal amount of the Note times eight percent (8%) and (II) in the principal amount equal to the product of the principal amount of the Year-1 Interest Note times eight percent (8%) respectively.  At the Seller’s option at the close of Year-2, the Note, Year-1 Interest Note, Year-2 Interest Note and Year-1 Additional Interest Note may be combined into a single, three (3) year promissory note; and

(iii)
Commencing with the interest payment(s) due on close of the first quarter of the third year following the Note Execution Date, and for all interest payments subsequently due through full payment of the Note, all interest payments shall be made quarterly and payable in cash only, unless otherwise agreed to by the Seller and GeoBio.

(c)
 Additional Earn-Out Consideration.  To the extent that the Purchase Price as calculated on the Closing Date is less than $8,410,000.00 (the “Initial Price”), then the Sellers shall have the right to earn back and be paid the difference between the Initial Price less the Purchase Price (the “Earn-Out Consideration”) in accordance with the terms and conditions set forth below.  The Earn-Out Consideration shall be payable within Three (3) months following GeoBio’s 2011fiscal year if, and only if, H&M achieves a trailing twelve (12) month EBITDA for the applicable year greater than the 12-Month  EBITDA.

(d)	In the event that H&M’s trailing 12-month EBITDA for GeoBio’s 2011fiscal year is greater than the 12-Month EBITDA, then the Earn-Out Consideration shall be calculated as follows:

(i)
The Earn-Out Consideration shall equal, on an annual basis, that dollar amount equal to (i) Seventy-Five Percent (75%) of H&M’s EBITDA, as calculated in accordance with GeoBio’s fiscal year end 2011, in excess of the 12-Month EBITDA. The Earn-Out Consideration shall be available for payment to the Sellers only until such time as the Earn-Out Consideration equals the difference between the Initial Price and the Purchase Price.  The right to Earn-Out Consideration shall expire after GeoBio’s September 30, 2011 reporting period;

(ii)
To the extent Earn-Out Consideration is owed, the Purchaser shall pay Seventy Five Percent (75%) of the Earn-Out Consideration in cash, provided that Albert Rich at such time remains a consultant of H&M, which the parties acknowledge may increase the length of Albert Rich’s proposed consulting term, as set forth in Section  5.01 of the Agreement (the “Earn-out Cash Consideration”);  and

(iii)
To the extent Earn-Out Consideration is owed for any year, the Purchaser shall pay twenty-five percent (25%) of the Earn-out Consideration (the “Earn-Out Consideration Note”) by tendering to Seller an 8% Payment-In-Kind (“PIK”) Subordinated Promissory Note, which PIK Promissory Note shall have the same maturity date as the Note set forth in Section 1.01(b), provided that Albert Rich at the time of execution of the Earn-Out Consideration Note remains a consultant of H&M, which the parties acknowledge may increase the length of the Albert Rich’s proposed consulting term, as set forth in Section  5.01 of the Agreement (the “Earn-Out Cash Consideration”).

2.	Section 1.06 of the Amendment No. 1 and the Agreement is deleted in its entirety and replaced with the following language:

"1.06           Down Payment and Deposit.  GeoBio agrees to provide, on or prior to June 18, 2010, a Fifty thousand dollar ($50,000), non-refundable good faith down payment to be credited against the Purchase Price (the “Down Payment”).

3.	Sub-Section 4.02(b) of the Agreement is deleted in its entirety and replaced with the following language:

(b)           By GeoBio;

(i)
The Cash Consideration as calculated and set forth in Section 1.01(a), above, to be deposited by wire transfer to the Val R. Jolley, P.C. Trust Account at the Citizens Bank, Farmington, New Mexico 87401, on the day before or upon the Closing; and

(ii)	The Note to the Seller in the amount as calculated and set forth above in Section 1.01(b), above.

4.	Except as set forth herein, all other terms to the Agreement shall remain in full force and effect.
5.
This Amendment to the Merger Agreement, and the Agreement itself, set forth the entire understanding and agreement of the parties, and supersede any and all prior contemporaneous oral or written agreements or understandings between the parties as to the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of New Mexico.

6.	This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date set forth above:

H&M PRECISION PRODUCTS, INC.

THE SELLERS

/s/ Albert Rich
By: Albert Rich
Its: President

/e/ Elizabeth Rich
By:  Elizabeth Rich
Its:  Vice-President, Secretary and Treasurer

SHAREHOLDERS:

/s/ Albert Rich
Albert Rich

/s/ Elizabeth Rich
Elizabeth Rich

GEOBIO ENERGY, INC.

/s/ Lance Miyatovich
By: Lance Miyatovich
Its: Chief Executive Officer, Chairman